Exhibit (p)(7)

Merganser Capital Management, LLC

Policies and Procedures

I.	Personnel Matters

A.	Code of Conduct

1.	Conflicts of Interest and Employee Conduct

Policy – Conflicts of Interests and Employee Conduct

Adopted:	June 21, 1996

Amended:	January 2, 2008
July 30, 2004

Purpose

The Code of Conduct has been established to communicate policies of professional conduct and ethical behavior applicable to all officers, directors and employees (“Employees”) of Merganser Capital Management, Inc. (“Company”).

Background

No set of rules or policies can presume to fully define “professional behavior” or “ethical conduct.” These terms, by definition, are broad concepts and subject to interpretation and personal bias. Nevertheless, a written set of policies will help to minimize misunderstandings about what is considered appropriate conduct by the Company. Also, in matters of personal behavior, there is no substitute for common sense. If there are doubts or questions about the appropriateness of a certain action, either do not pursue this course of action or seek guidance from the CCO.

Policy:

1.	Application

The Code of Conduct applies to all employees and extends to activities within and outside their duties at Merganser.

2.	Legal and Ethical Violations

Employees shall not knowingly participate in, or assist any acts in violation of any applicable law, rule, or regulation of any government, governmental agency, or regulatory organization governing the investment advisory industry.

3.	Conflicts of Interest

Employees shall not enter into or engage in a security transaction or business activity or relationship, which may result in any financial or other conflict of interest between themselves, clients or Merganser. Employees shall also disclose to Merganser all matters that could reasonably be expected to interfere with their duty to Merganser, or with their ability to render unbiased and objective advice

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Policies and Procedures

4.	Priority of Transactions

Employees shall conduct themselves in such a manner that transactions for clients and Merganser have priority over transactions in securities or other investments of which they are beneficial owners, and so that transactions in securities or other investments in which they have such beneficial ownership do not operate adversely to clients’ and Merganser’s interests.

5.	Use of Material Nonpublic Information

Merganser forbids Employees from trading, either personally or on behalf of others (such as private accounts managed by Merganser), on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as “insider trading.”

6.	Duty to the Company

Employees shall not undertake independent practice, which could result in compensation or other benefit in competition with Merganser unless they have received written consent from both Merganser’s CCO and the person, or entity for which they undertake independent employment or services.

7.	Preservation of Confidentiality

Employees shall preserve the confidentiality of information communicated by a client concerning matters within the scope of the confidential relationship, unless they receive information concerning illegal activities on the part of the client. Information relating to illegal activities should be communicated as soon as practicable to the CCO or designee

8.	Implementation

The CCO is responsible for the implementation of the Code of Conduct, and reports to the Chief Executive Officer. He is required to formally meet with the Chief Executive Officer once a year to review the status of compliance with this policy, but may meet with the Chief Executive Officer at any time to seek guidance or to discuss matters requiring immediate attention.

9.	Acknowledgement

All Employees must read and acknowledge receipt (via C11) of a copy of this Code of Conduct. Questions regarding the policy or its implementation should be reviewed with the CCO or designee.

Merganser Capital Management, LLC

Policies and Procedures

2.	Insider Trading

Policy - Insider Trading

Adopted:	June 21, 1996

Amended:	January 2, 2008
July 30, 2004

Purpose:

This purpose of this Policy is to ensure that Merganser’s employees do not violate the laws governing the use of insider information.

Background:

Merganser’s reputation and the respect of those with whom it deals are among its most important assets.

Policies:

1.	Employees may not trade securities personally or on behalf of others (such as private accounts managed by Merganser) while in possession of material nonpublic information. (trading by an insider)

2.	Employees may not trade securities personally or on behalf of others (such as private accounts managed by Merganser) where the information was disclosed to them by an insider in violation of the insider’s duty to keep the information confidential or was misappropriated. (trading by a non-insider)

3.	Employees may not communicate material nonpublic information to others in violation of the law.

Merganser Capital Management, LLC

Policies and Procedures

Procedures - Insider Trading

Adopted:	June 21, 1996

Amended:	January 2, 2008
July 30, 2004

Purpose:

The purpose of these procedures is to establish what is considered insider information, what Merganser employees may and may not due when in possession of this information, and establish the penalties for “insider trading.”

Definitions and Limitations:

The term “insider trading” is not defined in the federal securities law, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an “insider”) or to communications of material nonpublic information to others.

Who is considered an “insider?”

The concept of “insider” is broad. It includes officers, directors, and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, Merganser may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, Merganser must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

What is Nonpublic Information?

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

What is Material Information?

Trading on inside information is not a basis for liability unless the information is material. “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on

Merganser Capital Management, LLC

Policies and Procedures

the price of a company’s securities. Information that officers, directors, and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information does not have to relate to a company’s business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

Procedures:

The following procedures have been established to aid the officers, directors, and employees of Merganser in avoiding insider trading, and to aid Merganser in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of Merganser must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

1.	Before trading for yourself or others, including accounts you may manage in a fiduciary capacity, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

a.	Is the information material?

b.	Is this information that the investor would consider important in making his or her investment decisions?

c.	Is this information that would substantially affect the market price of the securities if generally disclosed?

d.	Is the information nonpublic?

e.	To whom has this information been provided?

f.	Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation?

2.	If, after the consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

a.	Report the matter immediately to the CCO.

b.	Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by the Company.

Merganser Capital Management, LLC

Policies and Procedures

c.	Do not communicate the information inside or outside the Company, other than to the CCO.

d.	After the CCO has reviewed the information, you will either be instructed to continue the prohibitions against trading and communication or you will be allowed to trade and communicate the information.

3.	Employees who trade on, or communicate to others, may be subjected to severe penalties. Both the employee and Merganser may be penalized severely for “insider” trading. The penalties may include:

a.	Civil injunctions.

b.	Treble damages and disgorgement of profits.

c.	Jail sentences.

d.	Fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

e.	Fines for the employer or other controlling person up to the greater of $1,000 or three times the amount of the profit gained or loss avoided.

4.	In addition, any violation of the policy statement can be expected to result in serious sanctions by Merganser, including dismissal of the persons involved.

5.	Employees should restrict access to material nonpublic information including persons within Merganser. In addition care should be taken to ensure such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

6.	The prevention of insider trading violations requires constant attention. Your suggestions may contribute in a critical way to the effectiveness of these procedures. If you become aware of any situation that may possibly result in an insider trading violation, you should report the situation to the CCO immediately. Such a situation could involve an indiscreet member of management or the staff, or it could relate to the manner in which written communications of material nonpublic information are disseminated or otherwise handled by employees. Your suggestions for improving these procedures are always welcome and will be considered in your overall job evaluation.

Merganser Capital Management, LLC

Policies and Procedures

3.	Employee Securities Reporting

Policy - Employees Reporting Securities

Adopted:	June 21, 1996

Amended:	January 2, 2013
January 2, 2008
July 30, 2004

Purpose:

The purpose of this policy is to ensure that Merganser’s employees report their security transactions and holdings as required by Rule 204A-1 of the Investment Advisors Act of 1940, and Rule 17j-1 of the Investment Company Act of 1940.

Background:

Rule 204A-1 under the Advisers Act of 1940 requires investment advisers to adopt codes of ethics. The rule requires advisers’ personnel to report their personal securities holdings and transactions, obtain pre-approval of transactions in certain investments, and to keep records of these reports.

Rule 275.204A-1 of the Investment Adviser’s Act of 1940, and Rule 17j-1 of the Investment Company Act of 1940 and the Merganser Code of Conduct requires that all Merganser employees annually, and upon being hired, report securities held by them, their families (including the spouse, minor children and adults living in the same household as the officer, director or employee), and trusts of which they are trustees or in which they have a beneficial interest at the end of each year.

It is not necessary to report positions in: shares of open-end mutual funds where Merganser is not an advisor or sub-advisor, bank certificates of deposit, and securities of the Government of the United States and its agencies.

Policy:

1.	All new employees must file an initial securities holdings report with the CCO or designee within 10 days of their start date.

2.	All employees must file an annual securities holding report with the CCO or designee within 10 days of the end of the year.

3.	All employees must file a quarterly securities transaction report with the CCO or designee within 10 business days after the end of the calendar quarter.

Merganser Capital Management, LLC

Policies and Procedures

4.	The CCO or designee will review, initial and date all employee initial, annual holdings reports as well as the quarterly transaction reports. The Chief Executive Officer will review, initial and date all reports submitted by the CCO. The CCO will review, initial and date reports submitted by a person designated to review employee reports. This process may be performed electronically via C11.

5.	All employees of Merganser are required to file a request for pre-clearance of IPOs, private placements and client securities with the CCO. The CCO must approve the request before the employee may initiate any transactions in “IPO’s”, Private Placements, or Client Securities. (Client securities include a security issued by a client, or prospective client of Merganser.) The Chief Executive Officer of Merganser must approve any request from the CCO.

6.	Compliance will maintain the employees’ securities reports in accordance with its recordkeeping policies and procedures.

7.	Employees must report violations of this policy to the CCO or designee. If reported to a designee, the designee will notify the CCO of the violation. Violations by the CCO will be reported to the Chief Executive Officer.

8.	Merganser will not take any retaliatory action against any employee for reporting violations.

Merganser Capital Management, LLC

Policies and Procedures

Procedure - Employees Reporting Securities

Adopted:	June 21, 1996

Amended:	October 18, 2013
January 2, 2013
January 22, 2009
January 2, 2008
July 30, 2004

Definitions and Limitations:

Rule 275.204A-1 of the Investment Advisors Act of 1940, and Rule 17j-1 of the Investment Company Act of 1940 are the basis for these procedures.

Employees required to file

Merganser has determined that all employees are considered to be access persons, and will be required to comply with these reporting requirements. Employees claiming an exemption to the requirements must advise the CCO in writing.

Reports to be filed

Rule 204A-1 of the Investment Advisors Act of 1940, and Rule 17j-1 of the Investment Company Act of 1940 requires all access persons to report their securities transactions and holdings. The requirements include an initial and annual list of holding, a quarterly transaction report, and pre-approval of certain transactions.

Employee relationships requiring and exempt from reporting

1.	Employees must file reports if they have a direct or indirect beneficial interest in securities. This interest is presumed to include immediate family members sharing the same household, including spouse, child, stepchild, grandchild, parent, stepparent, grandparent, siblings, and in-laws. It also includes serving as a trustee or in any other fiduciary capacity, when the employee has trading authority over another person’s account, and when the employee is a beneficiary of a trust and has input on security transactions.

2.	Employees are exempt from reporting securities held in accounts over which they have no direct or indirect influence or control. To qualify for an exemption, employees must file an “Exceptions From Reporting” form.

Merganser Capital Management, LLC

Policies and Procedures

Exemptions from reporting requirements

1.	Transactions effected pursuant to an automatic investment plan.

2.	Securities held in accounts over which the employee has no direct or indirect influence or control.

3.	Securities of the Government of the United States and its agencies, bank accounts, including certificates of deposit, money market instruments, and shares of open-end mutual funds where Merganser is not an advisor or sub-advisor. All other securities must be reported.

Procedures:

General procedures

The Compliance Officer or designee will review all reports. If there are any questions about the reports, the CCO or designee will review the report with the employee, and take appropriate action. Any violations will be reported to the CCO. The CCO or designee will initial and date all reports including any supporting documents. A log of reports received will be maintained in the C11 system.

The Chief Executive Officer will review the CCO’s reports. The CCO will review reports from non-employees.

Any questions regarding this policy and the procedures should be directed to the CCO or designee.

Initial Employee Securities Holdings Report

1.	The Compliance Officer or designee will review with each new employee the requirement to file an initial list of holdings for all accounts the employee has an interest in. (See definition: Employee relationships requiring reporting) The report must be filed within ten (10) days of hire, and list of securities must be current within 45 days of hire.

2.	The Employee Initial and Annual Securities Holdings Certification must be completed (via C11) regardless of how the holdings are reported.

3.	The Employee Initial and Annual Securities Holdings Report must include a description of the security, the type of security, quantity, registration of the account and the broker/dealer.

Merganser Capital Management, LLC

Policies and Procedures

4.	A separate report must be filed for each account, and the relationship of the employee to the account owner noted on the report.

5.	In lieu of listing the holdings, the requirement may be completed by furnishing the most recent broker/dealer statement containing a list of holdings.

Annual Employee Securities Holding Report

1.	On or about last day of the calendar year, The Compliance Officer or designee will e-mail all Merganser employees (via C11) of notifying them that they must file an Annual Securities Holdings Report. The report must include a description of the security, the type of security, quantity, registration of the account and the broker/dealer.

2.	The Employee Initial and Annual Securities Holdings Certification must be completed (via C11) regardless of how the holdings are reported.

3.	The Employee Initial and Annual Securities Holdings Report must include a description of the security, the type of security, quantity, registration of the account and the broker/dealer.

4.	A separate report must be filed for each account, and the relationship of the employee to the account owner noted on the report.

5.	In lieu of listing the holdings, the requirement may be completed by furnishing a year-end broker/dealer statement containing a list of holdings.

Quarterly Employee Securities Transaction Report

1.	Each Access Person shall direct any broker/dealer at which he/she maintains an account, to provide on a timely basis, duplicate confirmations of all personal securities transactions and periodic statements for all securities accounts to the CCO. In addition, each Access Person shall direct any other institution at which he/she maintains accounts holding reportable securities, to provide on a timely basis, duplicate confirmations of all personal securities transactions and periodic statements for all securities accounts to the CCO. The Compliance Department shall date stamp all duplicate copies of personal securities transactions and account statements upon receipt. The CCO shall review all reports submitted (via C11) by Access Persons to ensure that all reporting requirements are complied with. The Chief Executive Officer will review the CCO’s reports. The CCO will review reports from non-employees.

Merganser Capital Management, LLC

Policies and Procedures

2.	On or about last day of each calendar quarter, The Compliance Officer or designee will e-mail (via C11) all Merganser employees notifying them that they must file a report listing those accounts that they have instructed to send duplicate confirmations to Merganser. In doing so, the employee must certify that the list is complete. Access Persons who do not require duplicate statements must still attest their status

Pre-Clearance of “IPO”, Private Placement, or Client Securities Purchases

1.	Employees of Merganser are required to secure permission (Pre-Clearance) before executing a transaction in any initial public offering (“IPO”), private placement or a client’s securities.

2.	A separate Employee Pre-Clearance of IPO, Private Placement, and Client Securities Request must be filed for each transaction.

3.	The request must be approved prior to executing any transaction requiring a pre-clearance.

4.	The CCO, or in the absence of the CCO, the Chief Executive Officer must approve the request.

5.	The Chief Executive Officer will approve all requests by the CCO.

6.	The Employee Pre-Clearance of IPO, Private Placement, Client Securities request will be retained by Compliance. Employees should keep a copy of the form.

7.	Employees must submit a copy of the trade confirmation to the Compliance Officer or designee who will initial, date and file it with the Pre-Clearance Form.

Merganser Capital Management, LLC

Policies and Procedures

(SAMPLE FORM)

Pre-Clearance of IPO, Private Placement, Client Securities Purchases

I request clearance to purchase and or sell the following:

IPO	☐
PRIVATE PLACEMENT	☐
CLIENT SECURITIES	☐

Employee Name:

Security Name:

Employee Signature:

Date: / /

Relationship of employee to Security:

Relationship of Merganser to Security:

Source of information on Security:

Reason to purchase/sell Security:

Approval:	Date: / /

Title:

Please use reverse of this page to furnish additional information.

Merganser Capital Management, LLC

Policies and Procedures

(SAMPLE FORM)

Exceptions from Reporting

I request exemption from reporting the following:

Account	☐
Security	☐

Employee Name:

Security Name:

Account title:

Relationship of employee to account or security:

Reason for exemption:

Employee Signature:	Date: / /

Print name:

Approval:	Date: / /

Title:

Please use reverse of this page to furnish additional information.